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                                                                   Exhibit 10.14



                            MASTER SERVICES AGREEMENT

                                 BY AND BETWEEN

                            AKAMAI TECHNOLOGIES, INC.
                                  201 BROADWAY
                     CAMBRIDGE, MASSACHUSETTS, U.S.A. 02139
                               PHONE: 617-250-3000
                                FAX: 617-250-3001

                                   ("AKAMAI")

                                       AND

                             PHONE:_______________
                             FAX:___________________

                                  ("CUSTOMER")
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CUSTOMER CONTACT                                      AKAMAI CONTACT

NAME:____________________________                     NAME:____________________________
TITLE:_____________________________                   TITLE:_____________________________
PHONE:____________________________                    PHONE:____________________________
FAX:______________________________                    FAX:______________________________
EMAIL:____________________________                    EMAIL:____________________________

CUSTOMER CONTACT FOR                                  AKAMAI CONTACT FOR NOTICES

NOTICES

NAME: ____________________________                     CONTROLLER, AKAMAI TECHNOLOGIES, INC.
ADDRESS:__________________________                     201 BROADWAY
        __________________________                     CAMBRIDGE, MASSACHUSETTS, U.S.A. 02139
PHONE:  __________________________                     PHONE:  617-250-3000
FAX:    __________________________                     FAX: 617-250-3001

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                            MASTER SERVICES AGREEMENT

       This MASTER SERVICES AGREEMENT, consisting of the terms and conditions set forth below and the attached schedules, each of which is incorporated into and made a part hereof by this reference (the "Agreement"), is entered into by and between AKAMAI TECHNOLOGIES, INC., a Delaware corporation ("Akamai"), having its principal place of business as set forth on the cover page of this Agreement, and CUSTOMER, a ______ corporation ("Customer"), having its principal place of business as set forth on the cover page of this Agreement, effective as of date set forth in the attached FREEFLOW(SM) ORDER FORM (the "Effective Date").




                              TERMS AND CONDITIONS

1. SERVICES. Pursuant to the terms and subject to the conditions of this Agreement, Akamai agrees to provide to Customer during the Term (as defined in Section 10.1), the FREEFLOW(SM) services ordered by Customer and described on the attached SCHEDULE A: FREEFLOW(SM) ORDER FORM (the "Services").

2.     AKAMAI NETWORK

2.1 NETWORK AVAILABILITY AND OPERATIONS. Akamai shall provision, maintain and operate on a twenty-four hour per day, seven days per week, 365 days per year basis, Akamai's geographically distributed network of proprietary web servers (the "Akamai Network"), all network software and peripherals, and all Internet connectivity, as necessary to perform the Services in accordance with this Agreement. Akamai shall also staff its Network Operating Center ("NOC") twenty-four hours per day, seven days per week, 365 days per year.

2.2 ACCESS TO AKAMAI NETWORK. Akamai shall deliver to Customer one copy of the Software (as defined in Section 4.1), together with all user IDs and passwords as necessary for Customer to access the Akamai Network and utilize the Services in accordance with this Agreement.

2.3 NETWORK SECURITY. Akamai shall keep in place network security as reasonably necessary to monitor and protect against unauthorized access to Customer Content (as defined in Section 3.1) while on or within the Akamai Network. Customer acknowledges, however, that the portion of the Akamai Network through which Customer Content will pass and the web servers on which Customer Content will be stored will not be segregated or in a separate physical location from web servers on which Akamai's other customers' content is or will be transmitted or stored.

2.4 CAPACITY AND RELIABILITY. Akamai shall maintain adequate capacity on the Akamai Network during the Term as necessary to meet Customer's committed network usage as set forth in the FREEFLOW(SM) ORDER FORM. The Akamai Network will remain distributed geographically and Akamai will keep in place numerous and distributed Internet network connections.

2.5 ADDITIONAL SERVICES. Akamai shall provide Customer with such installation, support, training or other additional services as may be specified in the FREEFLOW(SM) ORDER FORM or as may be requested by Customer from time to time during the Term and set forth in a separate schedule or addendum agreed to and executed by both parties.



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3.     CUSTOMER RESPONSIBILITIES.

3.1 CUSTOMER CONTENT; ACCEPTABLE USE GUIDELINES. Customer is and shall be solely responsible for the creation, renewal, updating, deletion, editorial content, control and all other aspects of any files, software, scripts, multimedia images, graphics, audio, video, text, data or other objects originating or transmitted from any web site owned or operated by Customer and routed to, passed through and/or stored on or within the Akamai Network or otherwise transmitted or routed using the Services ("Customer Content"). Customer agrees to comply with any "Acceptable Use Guidelines" or other restrictions that may be adopted and made available to Customer by Akamai from time to time during the Term.

3.2 TAGGING OF CONTENT. Without limiting the generality of Section 3.1 above, Customer shall be responsible for utilizing the RENAME(SM) Software as provided in the Documentation therefore to tag/rename the uniform resource locator ("URL") of the Customer Content to route such Customer Content to the Akamai Network. In the event Customer becomes aware that any Customer Content infringes the intellectual property or other rights of a third party, Customer shall remove such Customer Content from Customer's origin server and/or remove the RENAME(SM) URL/tag from such Customer Content so that it will not be routed to and not pass through the Akamai Network.

3.3 MAINTAIN CUSTOMER WEB SITE(S). Customer shall be solely responsible for maintaining the availability of its web site(s), the connectivity of its web site(s) to the Internet, and all Customer Content, IP addresses, domain names, hyperlinks, databases, applications and other resources as necessary for Customer to operate and maintain its web site(s) to meet Customer's business purposes and objectives.

4.     SOFTWARE; RESTRICTIONS.

4.1 LICENSE OF AKAMAI SOFTWARE. Akamai grants Customer a limited, nontransferable and nonexclusive license to use, during the Term, the GeoFlow(SM) and RENAME(SM) software (collectively, the "Software"), together with all related documentation (the "Documentation"), in object code form only, subject to the restrictions set forth below.

4.2 LICENSE RESTRICTIONS. Customer's use of the Software is limited as follows:

4.2.1 Customer shall use the RENAME(SM) software in accordance with the RENAME(SM) Documentation, solely for the purpose of renaming the URL of Customer Content;

4.2.2 Customer shall use the GeoFlow(SM) software for Customer's internal purposes only, solely in conjunction with analyzing the flow of Customer Content that is delivered using the Services.

4.2.3 Customer acknowledges that the GeoFlow(SM) software contains certain third party software elements, including without limitation software relating to the GeoFlow(SM) mapping functions, and Customer agrees with respect to such elements that Customer shall be prohibited from replicating or distributing such mapping images or otherwise using the same other than for Customer's internal business purposes.

4.2.4 Customer shall not, for itself, any affiliate of Customer or any third party: sell, license, assign, or transfer the Software or any Documentation; decompile, disassemble, or reverse engineer the Software; copy the Software or any Documentation, except that Customer may make one copy of the Software for backup purposes only (provided Customer reproduces on such copy all proprietary notices of Akamai or its suppliers); or


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remove from the Software or any Documentation any language or designation indicating the confidential nature thereof or the proprietary rights of Akamai or its suppliers in such items.

4.3 ADDITIONAL CUSTOMER RESTRICTIONS. Customer shall not: (a) alter or duplicate any aspect of the Software or Documentation, except as expressly permitted under this Agreement; (b) assign, transfer, distribute, or otherwise provide access to the Software or Services to any third party; (c) provide access to the Software to any third party or use the Software in connection with any third party content; or (d) export, re-export or permit any third party to export or re-export the Software or Documentation outside of the territorial limits of the country in which it was originally delivered without appropriate licenses and clearances.

5.     INTELLECTUAL PROPERTY RIGHTS.

5.1 CUSTOMER CONTENT; LIMITED LICENSE TO USE. As between Customer and Akamai, Customer shall own all right, title and interest in and to any Customer Content. During the term of this Agreement, Customer grants to Akamai a limited non-exclusive license to use the Customer Content solely for all reasonable and necessary purposes required or contemplated by this Agreement and for Akamai to perform the Services as contemplated hereunder. Akamai shall not assign, transfer, sell, license, sublicense or grant any or its rights to the Customer Content to any other person or entity. Akamai acknowledges that the Customer Content constitutes proprietary information and/or trade secrets of Customer or its providers and that the Customer Content is or may be protected by U.S. copyright, trade secret and similar laws and certain international treaty provisions. This Agreement does not transfer or convey to Akamai or any third party any right, title or interest in or to the Customer Content or any associated intellectual property rights, but only a limited right of use revocable in accordance with the terms of this Agreement.

5.2 SOFTWARE, DOCUMENTATION AND SERVICES. As between Customer and Akamai, Akamai shall own all right, title and interest in and to the Software, Documentation and Services. Customer acknowledges that the Software, Documentation and Services constitute proprietary information and trade secrets which are the sole and exclusive property of Akamai or its licensors and that the Software and Documentation are protected by U.S. copyright, trade secret and similar laws and certain international treaty provisions. This Agreement does not transfer or convey to Customer or any third party any right, title or interest in or to the Software, Documentation or Services or any associated intellectual property rights, but only a limited right of use revocable in accordance with the terms of this Agreement.

6.     PUBLICITY; TRADEMARKS.

6.1 PUBLICITY. Akamai shall be permitted to identify Customer as a customer, to use Customer's name in connection with proposals to prospective customers, to hyperlink from Akamai's web site to Customer's home page, to display Customer's logo on the Akamai web site, and to otherwise refer to Customer in print or electronic form for marketing or reference purposes. Customer agrees to serve as a reference in Akamai's proposals for contact by prospective Akamai customers and analysts. On or about the Effective Date, the parties agree to issue a joint press release announcing Customer's adoption of FreeFlow Services. The press release shall be subject to the approval of each party,


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which approval shall not be unreasonably withheld or delayed.

6.2    MARKS; USAGE RESTRICTIONS.

6.2.1 In addition to the rights granted in Section 6.1, each party may display or refer to the other party's proprietary indicia, trademarks, service marks, trade names, logos, symbols and/or brand names (collectively "Marks") upon the advance written approval of that party, which approval shall not be unreasonably withheld. Neither party may remove, destroy or alter the other party's Marks. Each party agrees that it shall not challenge or assist others to challenge the rights of the other party or its suppliers or licensors in the Marks or the registration of the Marks, or attempt to register any trademarks, trade names or other proprietary indicia confusingly similar to the Marks. All use of a party's Marks shall be subject to such party's logo and trademark usage guide, as provided to the other party and as the same may be updated from time to time.

6.2.2 All Marks appearing on or incorporated in the Customer Content are and shall remain, as between Akamai and Customer, the exclusive property of Customer or its providers. All Marks appearing on or incorporated in the Software, Documentation or Services are and shall remain, as between Akamai and Customer, the exclusive property of Akamai or its suppliers. Neither party grants any rights in the Marks or in any other trademark, trade name, service mark, business name or goodwill of the other except as expressly permitted hereunder or by separate written agreement of the parties.

7.     FEES; PRICING AND PAYMENT TERMS.

7.1 FEES; PAYMENT TERMS. Akamai's current fees for the Services (including license fees, installation charges, service usage fees and other fees) are set forth in the attached FREEFLOW(SM) ORDER FORM. Akamai reserves the right to amend the fees payable hereunder at any time during the Term upon sixty-(60) days' prior notice to Customer. All prices are in United States dollars and do not include sales, use, value-added or import taxes, customs duties or similar taxes that may be assessed by any jurisdiction. Amounts due hereunder are payable upon receipt of invoice. Customer agrees to pay a late charge of two percent (2%) per month or the maximum lawful rate, whichever is less, for all amounts not paid within thirty (30) days of receipt of invoice.

7.2 TAXES. All taxes, duties, fees and other governmental charges of any kind (including sales and use taxes, but excluding taxes based on the gross revenues or net income of Akamai) which are imposed by or under the authority of any government or any political subdivision thereof on the fees for any of the Services provided by Akamai under this Agreement shall be borne by Customer and shall not be considered a part of, a deduction from or an offset against such fees.

7.3 ACCURATE RECORDS; RIGHT TO AUDIT. Akamai shall maintain complete and accurate records and log files to support and document the usage fees charged to Customer in connection with this Agreement. Akamai shall, upon written request from Customer, provide access to such records during regular business hours at Akamai's convenience, to an independent auditor(s) chosen by Customer for the purposes of audit. Customer's right to conduct such audits shall be limited to twice in any one calendar year.

8.     REPRESENTATIONS AND WARRANTIES.

8.1 AKAMAI'S REPRESENTATIONS AND WARRANTIES. Akamai represents and warrants to Customer as follows:

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8.1.1  Akamai and its licensors own or possess the necessary rights, title and licenses in and to the Software and Services necessary to perform the Services hereunder. Akamai has the right to enter into this Agreement and to perform its obligations hereunder.

8.1.2 Akamai has obtained any and all consents, approvals and other authorizations necessary for the performance of its obligations hereunder.

8.1.3 Akamai shall meet or exceed the network availability, capacity and operations levels as set forth in Section 2 above; provided that Customer's sole remedy for the breach of this provision by Akamai shall be the termination rights set forth in Section 10.2 below.

8.1.4 YEAR 2000 READINESS WARRANTY. Akamai warrants that the Software will be Year 2000 Ready. "Year 2000 Ready" means the ability to: (1) accept input and provide output of data involving dates correctly and without ambiguity as to the twentieth or twenty-first centuries; (ii) manage, store, sort, perform calculations, and otherwise process data involving dates before, during, and after January 1, 2000 without malfunction, abends or aborts; and (iii) correctly process leap years including the year 2000. The foregoing warranty is subject to the condition that all other products (e.g., hardware, software, and firmware) which interface with the Services or are used with the Software (including any Customer Content or other elements) properly exchange date data with the Services and/or Software, as the case may be; provided, however, that Akamai covenants that it will undertake to obtain a Year 2000 readiness warranty from all hardware vendors, third party software licensors and Internet connectivity providers. In the event Akamai becomes aware that the Software is not Year 2000 Ready, Akamai shall immediately notify Customer and promptly correct the Software to eliminate such problem. If Akamai fails to correct any portion of the Software that does not meet the foregoing warranty within a reasonable period of time, Customer shall have the right to immediately terminate this Agreement.

8.1.5 WARRANTY DISCLAIMER. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 8.1, AKAMAI EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

8.2 CUSTOMER'S REPRESENTATIONS AND WARRANTIES. Customer represents and warrants to Akamai as follows:

8.2.1 Customer has the right to enter into this Agreement and to perform its obligations hereunder.

8.2.2 Customer owns and shall own all right, title, and interest in the Customer Content, or possesses or shall possess all legally valid rights in the Customer Content necessary for the uses of the Customer Content contemplated by this Agreement. Customer will not transmit or route to the Akamai Network or otherwise direct via the Services any Customer Content that (a) violates the property rights of others, including without limitation, unauthorized copyrighted text, images or programs, trade secrets or other confidential proprietary information, or trademarks or service marks used in an infringing fashion, or (b) contains any libelous, defamatory, or obscene material.

9. CONFIDENTIAL INFORMATION. All information disclosed by either party ("Disclosing Party") to the other party


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("Receiving Party"), if disclosed in writing, labeled as proprietary or confidential, or if disclosed orally, reduced to writing within thirty (30) days and labeled as proprietary or confidential (collectively, "Confidential Information") shall remain the sole property of the Disclosing Party. Except for the specific rights granted by this Agreement, the Receiving Party shall not use any Confidential Information of the Disclosing Party for its own account. The Receiving Party shall use the highest commercially reasonable degree of care to protect the Disclosing Party's Confidential Information. Confidential Information to any third party without the express written consent of the Disclosing Party (except solely for Receiving Party's internal business needs, to employees or consultants who are bound by a written agreement with Receiving Party to restrict the disclosure and use of such Confidential Information in a manner consistent with this Agreement). Confidential Information shall exclude information (i) available to the public other than by a breach of this Agreement; (ii) rightfully received from a third party not in breach of an obligation of confidentiality; (iii) independently developed by the Receiving Party without access to Confidential Information; (iv) known to the Receiving Party at the time of disclosure; or (v) produced in compliance with applicable law or a court order, provided the Disclosing Party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Subject to the above, the Receiving Party agrees to cease using any and all materials embodying Confidential Information, and to promptly return such materials to the Disclosing Party upon request.

10.    TERM AND TERMINATION.

10.1 TERM; INITIAL TERM; RENEWALS. This Agreement shall become effective as of the Effective Date and remain in full force and effect for the initial term specified in the FREEFLOW(SM) ORDER FORM (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement will automatically renew for one or more additional terms of one (1) year (each, a "Renewal Term") unless and until either party notifies the other party of its intent to terminate at least
(90) days prior to the expiration of the Initial Term or a Renewal Term. The Initial Term, together with any and all Renewal Terms, is sometimes collectively referred to as the "Term."

10.2 TERMINATION UPON DEFAULT. Either party may terminate this Agreement in the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following, written notice of default; provided, however, that in the event this Agreement is terminated by Customer due to Akamai's breach of its representations under Section 8.1.3 above and failure to cure, Customer's sole remedy shall be its election to terminate the Agreement without further liability to either party (except for Customer's obligation to pay all accrued and unpaid fees outstanding at the date of termination).

10.3 TERMINATION UPON INSOLVENCY. This Agreement shall terminate, effective upon delivery of written notice by a party: (i) upon the institution of Insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party; (ii) upon the making of an assignment for the benefit of creditors by the other party; or (iii) upon the dissolution of the other party.

10.4   TERMINATION FOR CONVENIENCE.

10.4.1 Either party may terminate this Agreement during the first sixty (60) days of the Initial Term without liability upon written notice to the other party; provided


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that if Customer terminates during such period, Customer agrees to pay Akamai all unpaid fees accrued as of the termination date, including without limitation any installation, set-up and training fees.

10.4.2 Customer may cancel the Service at any time after the first sixty (60) days of the Initial Term or during any Renewal Term for convenience upon written notice to Akamai; provided, however, that if Customer cancels the Service during the Initial Term or any Renewal Term pursuant to this Section 10.4.2, then Customer agrees to pay to Akamai: (a) all unpaid Service fees accrued as of the cancellation date; plus (b) an early cancellation fee equal to the minimum usage fees (as set forth in the FREEFLOW(SM) ORDER FORM) that will become due during the canceled portion of the Initial Term, or the Renewal Term, as applicable.

10.5 EFFECT OF TERMINATION. The provisions of Sections 3.1, 4, 7, 8, 9, 11, 12, 13, 14.4-14.8, and 14.11-14.13 shall survive termination of this Agreement. All other rights and obligations of the parties shall cease upon termination of this Agreement. The term of any license granted hereunder shall expire upon expiration or termination of this Agreement.

11.    DISPUTE RESOLUTION.

11.1 INFORMAL DISPUTE RESOLUTION. In the case of any disputes under this Agreement, the parties shall first attempt in good faith to resolve their dispute informally, or by means of commercial mediation, without the necessity of a formal proceeding.

11.2   ARBITRATION OF DISPUTES.

11.2.1 Any controversy or dispute arising out of or relating to this Agreement, or the breach thereof, which cannot otherwise be resolved as provided above shall be resolved by arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration tribunal shall consist of a single arbitrator mutually agreed by the parties, or in the absence of such agreement within thirty (30) calendar days from the first referral of the dispute to the AAA, designated by the AAA. The place of arbitration shall be Boston, Massachusetts, U.S.A., unless the parties shall have agreed to another location within fifteen (15) calendar days from the first referral of the dispute to the AAA. The arbitral award shall be final and binding. The parties waive any right to appeal the arbitral award, to the extent a right to appeal may be lawfully waived. Each party retains the right to seek judicial assistance: (i) to compel arbitration; (ii) to obtain interim measures of protection prior to or pending arbitration, (iii) to seek injunctive relief in the courts of any jurisdiction as may be necessary and appropriate to protect the unauthorized disclosure of its proprietary or confidential information, and (iv) to enforce any decision of the arbitrator, including the final award.

11.2.2 The arbitration proceedings contemplated by this Section shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Section, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law.

12.    INDEMNIFICATION.

12.1 MUTUAL INDEMNIFICATION. Each party shall indemnify and hold the other, its


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assignees, agents, officers and employees harmless from and against any damages to real or tangible personal property and/or bodily injury to persons, including death, resulting from its or its employees or agents negligence or willful misconduct.

12.2   AKAMAI INDEMNIFICATION OBLIGATIONS.

12.2.1 Akamai shall defend, indemnify and hold harmless Customer from and against any suit, proceeding, or assertion of a third party against Customer based upon a claim that any of the Software, other than third party Software delivered with or included in the Software, infringes any valid patent, copyright, trade secret, or other intellectual property right under the laws of the United States, provided that: (i) Customer promptly notifies Akamai, in writing, of the suit, claim or proceeding or a threat of suit, claim or proceeding; (ii) at Akamai's reasonable request and expense, Customer provides Akamai with reasonable assistance for the defense of the suit, claim or proceeding; and (iii) Akamai has sole control of the defense of any claim and all negotiations for settlement or compromise.

12.2.2 If a claim of infringement under this Section 12.2 occurs, or if Akamai determines that a claim is likely to occur, Akamai will have the right, in its sole discretion, to either: (i) procure for Customer the right or license to continue to use the Software free of the infringement claim; or (ii) replace or modify the Software to make it non-infringing provided that the replacement software substantially conforms to Akamai's then-current specification for the Software. If these remedies are not reasonably available to Akamai, Akamai may, at its option, terminate this Agreement and return any fees paid by Customer in advance.

12.2.3 Despite the provisions of this Section 12.2, Akamai has no obligation with respect to any claim of infringement that is based upon or arises out of:
(i) any modification to the Software if the modification was not made by Akamai; or (ii) the use or combination of the Software with any hardware, software, products, data or other materials not specified or provided by Akamai; or (iii) Customer's use of the Services other than in accordance with the Documentation or Akamai's written directions or policies.

12.2.4 THE PROVISIONS OF THIS SECTION 12.2 STATE THE SOLE AND EXCLUSIVE OBLIGATIONS AND LIMITATION OF LIABILITY OF AKAMAI FOR ANY PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT AND ARE IN LIEU OF ANY WARRANTIES OF NON-INFRINGEMENT, ALL OF WHICH ARE DISCLAIMED.

12.3 CUSTOMER INDEMNIFICATION OBLIGATIONS. Customer acknowledges that by entering into and performing its obligations under this Agreement, Akamai does not assume and should not be exposed to the business and operational risks associated with Customer's business, or any aspects of the operation or contents of Customer's web site(s). Accordingly, Customer shall defend, indemnify, and hold harmless Akamai and its affiliates, licensors, suppliers, officers, directors, employees and agents from and against any and all damage, cost, liability, and expenses (including court costs and reasonable attorneys' fees) incurred as a result of claims of customers or other third parties arising from or connected with any Customer Content, Customer's web site(s) (including without limitation any activities or aspects thereof or commerce conducted thereon), or Customer's use of the Services, provided that: (i) Akamai promptly notifies Customer, in writing, of the suit, claim or proceeding or a threat of


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suit, claim or proceeding; (ii) at Customer's reasonable request and expense,
Akamai provides Customer with reasonable assistance for the defense of the suit, claim or proceeding; and (iii) Customer has sole control of the defense of any claim and all negotiations for settlement or compromise.

13.    LIMITATION OF LIABILITY AND DAMAGES.

13.1 LIMITATION OF LIABILITY. AKAMAI'S LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO THE AMOUNT OF FEES PAID BY CUSTOMER TO AKAMAI UNDER THIS AGREEMENT DURING THE PRECEDING SIX (6) MONTHS.

13.2 LIMITATION OF DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY LOSS OF DATA, LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, OR OTHER SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THIS AGREEMENT OR THE USE OF THE SERVICES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

14.    MISCELLANEOUS.

14.1 INDEPENDENT CONTRACTOR. The relationship of Akamai and Customer established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other; (ii) deem the parties to be acting as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking; or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

14.2 NOTICES. Any notice required or permitted hereunder shall be in writing and shall be delivered as follows (with notice deemed given as indicated): (i) by personal delivery when delivered personally; (ii) by established overnight courier upon written verification of receipt; (iii) by facsimile transmission when receipt is confirmed orally; or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. All notices must be sent to the contact person for notices at the address listed on the cover page of this Agreement. Either party may change its contact person for notices and/or address for notice by means of notice to the other party given in accordance with this Section 14.2.

14.3 ASSIGNMENT. Customer may not, without the prior written consent of Akamai, assign this Agreement, in whole or in part, either voluntarily or by operation of law, and any attempt to do so shall be a material default of this Agreement and shall be void. Akamai's rights and obligations, in whole or in part, under this Agreement may be assigned or transferred by Akamai.

14.4 THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties and their successors and permitted assigns, and does not confer any rights or remedies on any other person or entity.

14.5 GOVERNING LAW. This Agreement shall be interpreted according to the laws of the Commonwealth of Massachusetts without regard to or application of choice-of-law rules or principles.

14.6 ENTIRE AGREEMENT AND WAIVER. This Agreement and any Schedules hereto shall constitute the entire agreement between Akamai and Customer with respect to the subject matter hereof and all prior agreements, representations, and statement with respect to such subject matter are superseded hereby, including without limitation any non-disclosure agreement previously executed between the parties. The terms of this Agreement shall control in the event of any inconsistency with the terms of any Schedule hereto. This Agreement may be changed only by written agreement signed by both Akamai and Customer. No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of subsequent breaches; and the waiver of any breach shall not act as a waiver of subsequent breaches.

14.7 SEVERABILITY. In the event any provision of this Agreement is held by a court of other tribunal of competent jurisdiction to be unenforceable, that provision will be enforced to the maximum extent permissible under applicable law, and the other provisions of this Agreement will remain in full force and effect. The parties further agree that in the event such provision is an essential part of this Agreement, they begin negotiations for a suitable replacement provision.

14.8 NON-DISCLOSURE OF AGREEMENT TERMS. Neither party shall disclose to third parties, other than its agents and representatives on a need-to-know basis, the terms of this Agreement or any Schedule hereto without the prior written consent of the other party, except either party shall be entitled to disclose (i) such terms to the extent required by law; and (ii) the existence of this Agreement.

14.9 FORCE MAJEURE. If either party is prevented from performing any of its obligations under this Agreement due to any cause beyond the party's reasonable control, including, without limitation, an act of God, fire, flood, explosion, war, strike, embargo, government regulation, civil or military authority, acts or omissions of carriers, transmitters, providers, vandals, or hackers (a "force majeure event") the time for that party's performance will be extended for the period of the delay or inability to perform due to such occurrence; provided, however, that Customer will not be excused from the payment of any sums of money owed by Customer to Akamai; and provided further, however, that if a party suffering a force majeure event is unable to cure that event within thirty (30) days, the other party may terminate this Agreement.

14.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which shall constitute one and the same Agreement.

14.11 CONSTRUCTION. This Agreement shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the party drafting this Agreement in construing or interpreting the provisions hereof.

14.12 REMEDIES. Except as provided herein, the rights and remedies of Akamai set forth in this Agreement are not exclusive and are in addition to any other rights and remedies available to it at law or in equity.

14.13 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their respective successors-in-interest, legal representatives, heirs and assigns.

         IN WITNESS WHEREOF, each of the parties, by its duty authorized representative, has entered into this Agreement as of the Effective Date.

CUSTOMER                                                      AKAMAI TECHNOLOGIES, INC.

By:  ________________________________                         By:________________________________

Name:  _____________________________                          Name:_____________________________

Title:  ______________________________                        Title:  _____________________________

[CORPORATE LOGO]                                             Order #


                       SCHEDULE A - FREEFLOW ORDER FORM 1


CONTRACT
EFFECTIVE DATE:                              SALES REP:




TYPE:     New                Upgrade              Renewal


CUSTOMER INFORMATION:

     Company

     Name:

     Billing
     Address:



BILLING CONTACT: (if different than Customer Contact)

     Name:

     Phone:

     Fax:

     E-Mail:

 CUSTOMER CONTACT:

     Name:

     Phone:

     Fax:

     E-Mail:


 TECHNICAL CONTACT:

     Name:

     Phone:

     Fax:

     E-Mail:


UPGRADE/ACCOUNT CHANGE AUTHORITY:
(Check contacts with authority to upgrade contract)

Customer Contract            Billing Contact



Technical Contact           Other (See Special Instructions)


TOTAL CHARGES SUMMARY:(see attached detailed products and services descriptions)

           INITIAL FEE:  One-time fee after installation is complete           INITIAL FEE:


        PRICE PER MBPS:  Rate per Mpbs for FreeFlow services:                  PRICE PER MBPS:

 COMMITTED INFORMATION
             RATE(CIR):  Committed Monthly Usage of FreeFlow service           CIR:


     MONTHLY RECURRING   Monthly fees billed in advance (based on CIR),        STANDARD
                  FEES:  = Price per Mpbs X CIR                                MONTHLY RECURRING:



INITIAL TERM: THE TERM OF THIS AGREEMENT WILL BE   , STARTING WITH THE EFFECTIVE
DATE



Customer hereby orders from Akamai Technologies, Inc., a Delaware Corporation ("Akamai"), the Services described above for the Initial Term specified in this Order Form. This Order Form shall become valid when executed by Customer and accepted by an authorized representative of Akamai. The Initial Term begins on the date Akamai provides access codes and software to the Customer ("Effective Date"). This Service Order Form is issued pursuant to and is subject to the Terms & Conditions contained in the Master Services Agreement entered into by and between Customer and Akamai (the "Master Services Agreement"). Capitalized terms used in this Order Form and not otherwise defined have the meanings ascribed to them in the Master Services Agreement.

CUSTOMER HAS READ AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF THIS ORDER FORM. CUSTOMER AND AKAMAI AGREE THAT THE TERMS AND CONDITIONS OF THIS ORDER FORM SUPERSEDE ANY PROVISIONS OF ANY CUSTOMER DRAFTED PURCHASE ORDER AND SUPERSEDE ALL PROPOSALS, WRITTEN OR ORAL, AS WELL AS OTHER COMMUNICATIONS BETWEEN CUSTOMER AND AKAMAI RELATING TO THIS ORDER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS ORDER AND THE MASTER SERVICES AGREEMENT, THIS ORDER SHALL TAKE PRECEDENCE.

ACCEPTED BY CUSTOMER:

SIGNATURE

NAME                                       DATE

TITLE


ACCEPTED BY AKAMAI:

SIGNATURE

NAME                                       DATE

TITLE

                                                                         Order #

Akamai Products & Services Detailed Descriptions

FreeFlow Service Configuration

                                                                                Initial        Recurring
                                                                                  Fees            Charges

FreeFlow
Integration
Details and
Requirements


FreeFlow
Service          Billing to be based on 95th percentile of Free Flow usage
Network
Utilization



                 -  Committed Rate fees are billed in advance
                 -  Usage over the CIR is billed in arrears

                                                                   SUB-TOTAL:

                                                 Adjustments (if applicable):

                                                   TOTAL (at Committed Rate):       $                  $



Special Instructions:
                                                                     Page 2 of 2

                           FREEFLOW SERVICE SCHEDULE B

                                  PRESENTED BY:
                               AKAMAI TECHNOLOGIES
                         201 BROADWAY AVENUE, 4TH FLOOR
                               CAMBRIDGE, MA 02138

                                     [LOGO]

                          Proposal Date April 27, 1999
                                  Valid 30 days

TABLE OF CONTENTS

  1.1.1    24x7 Monitoring........................................................................................1
  1.1.2    GeoFlow Monitoring Suite...............................................................................1
  1.1.3    RENAME Application and Process.........................................................................1
  1.1.4    Content Provider Code..................................................................................1
  1.1.5    The "Fingerprint"......................................................................................1
  1.1.6    AKAMAI ACCOUNT MANAGEMENT..............................................................................2

2        IMPLEMENTATION...........................................................................................2

3        XYZCO FREEFLOW SERVICE PRICING...........................................................................2
  3.1      INITIAL FEES...........................................................................................2
  3.2      MONTHLY RECURRING FEES.................................................................................2

4        SERVICE LEVEL AGREEMENT -- FREEFLOW SERVICE..............................................................3

1.1.1    24X7 MONITORING

         Akamai staffs its NOC 24x7x365 to respond to any problem that may arise on the FreeFlow network. All systems on the FreeFlow network are monitored to ensure that key processes are running, systems have not exceeded capacity, and regions are interacting properly.

1.1.2    GEOFLOW MONITORING SUITE

         GeoFlow Monitoring Suite is a set of tools that provide site usage statistics. The suits includes tools for both real-time and historic analysis of customer data.

         GeoFlow Traffic Analyzer is the real-time component of the GeoFlow tools suite. Traffic Analyzer's multiple monitoring views enable quick access to network and customer-specific traffic information with the option to export data to other applications for more detailed offline analysis.

         GeoFlow Log Analyzer complements Traffic Analyzer by extending its reporting capabilities to allow for full viewing of historical data. Log Analyzer culls its information from existing web server log files to provide for exploration of site traffic patters in the data.

1.1.3    RENAME APPLICATION AND PROCESS

         The RENAME tool allows customers to include content for delivery via the FreeFlow content delivery service. The RENAME application is a small, flexible script that is run on URLs or certain pieces of content to tag them with a customer-specific code ("Content Provider Code"), and a unique identifier ("Fingerprint"). RENAME is a passive process, typically run in the staging environment, as opposed to the "live" production environment. Because each customer's needs are different, Akamai provides initial and ongoing support for RENAME planning and integration.

1.1.4    CONTENT PROVIDER CODE

         The Content Provider Code is a numerical account reference within the serial number portion of a RENAMEd URL. The Content Provider Code (CPC) is used by Akamai to collect and sort customer-specific information. The Content Provider Code is used by Akamai to represent data on the GeoFlow Traffic Analyzer real-time reporting interface. Content Provider Codes are also used to aggregate network utilization data for billing and reporting to Akamai customers.

1.1.5    THE "FINGERPRINT"

         Another component of the RENAMEd URL is the "Fingerprint". This is a unique identifier, which ensures that the object or image being served is "fresh". This feature of the RENAMEd URL is very important, as it guarantees that the Akamai FreeFlow network will not serve "stale" content to your users.

         Posted below is an example of an XYZCO URL followed by the corresponding RENAMEd URL:

         Original URL:

         Http://www.xyzco.com/foo.gif (Regular URL)

         Format for RENAMEd URL:
         http://serial#.akamai.com/serial#/type_code/cpc_code/fingerprint
         Http://www.xyzco.com/foo.gif

         URL after running RENAME:
         http://a941.akamai.com/7/941/51/256097340036aa/
         Http://www.xyzco.com/foo.gif

                                  Proposal Date
                                  Valid 30 days



1.1.6    AKAMAI ACCOUNT MANAGEMENT

         Akamai provides XYZCO with a dedicate account manager who serves as the XYZCO advocate within the company. The account manager directs all internal resources at Akamai on behalf of the customer, providing proactive communications and reporting, and serves as a single point of contact for all XYZCO requirements.

1.1.7    INVOICES

         Invoices are sent on the 5th of the month in which service is delivered. Initial fees appear on the first bill, as do any fees associated with customer services and equipment. Fees associated with bursting above the Committed Rate are billed in arrears for period of usage on the following month's invoice.

2        XYZCO COMPUTER IMPLEMENTATION

         Akamai will provide the consulting and engineering resources necessary to assist XYZCO with integration of the RENAME process and other appropriate services. After execution of the Master Services Agreement, XYZCO and Akamai will create a plan for integration of the process for tagging XYZCO web content for inclusion on the FreeFlow service network.

3        XYZCO FREEFLOW SERVICE PRICING

3.1      INITIAL FEES

3.2      XYZCO MONTHLY RECURRING FEES

         XYZCO will be billed at the standard 95th percentile of aggregate FreeFlow network utilization on a monthly basis. XYZCO will have a Committed Rate of traffic per month. Usage above the committed rate Mbps is allowed at any time, with no premium for usage by XYZCO.

         XYZCO is entering into a two-phase agreement for Akamai services. These phases are as follows:

         PHASE I

          -    Timeline:

          -    Committed Rate:

          -    Pricing:

          - All rates are additive, applying to the aggregate XYZCO content served from FreeFlow

         PHASE II

          -    Timeline:

          -    Committed Rate:

          -    Pricing:

          - All rates are additive, applying to the aggregate XYZCO content served from FreeFlow

                                  Proposal Date
                                  Valid 30 days


4        SERVICE LEVEL AGREEMENT -- FREEFLOW SERVICE

I.   Service Level Agreement:

Akamai agrees to provide a level of service demonstrating:

a) Measurable Performance Enhancement: The Akamai FreeFlow service will deliver content measurably faster than the Customer's web site.

b) 100% Uptime: The Akamai FreeFlow service will serve content 100% of the time without qualification.

c) Penalties: If the Akamai FreeFlow service fails to meet either of the above service levels, the Customer will receive a credit equal to fees for the day in which the failure occurs.

II.      Metric Methods:

The following methodology will be employed to measure FreeFlow service availability and performance enhancement:

1.   Agents and Polling Frequency

     A. From six (6) geographically and network-diverse locations in major metropolitan areas, Akamai will simultaneously poll a test file residing on the Customer's production services and on Akamai's network. Sites will include the following areas:

              Northern Virginia
              New Jersey
              Chicago
              Houston
              Los Angeles
              Palo Alto

     B. The polling mechanism will perform two (2) simultaneous http GET operations:

          i. one GET operation will be performed on a test file residing on the appropriate customer server (e.g., http://www.customerxyz.com/images/testgif.gif)

          ii. the other GET operation will be performed from the Akamai FreeFlow Service:

               (http://a564.g.akamaitech.net/7/564/24/2c1db486/
               www.customerxyz.com/images/testgif.gif).


     C.   The test GIF will be a file of 80 Kbytes or greater in size.

     D.   Polling will occur at approximately 12-minute intervals.

                                 Proposal Date
                                  Void 30 days


     E. Based on the http GET operations described in 1.B. above, the response times received from the two sources, (a) the Customer server, and (b) the Akamai network, will be compared for the purpose of measuring performance metrics and outages.

2. Performance metrics -

         A. The performance metric will be based on a daily average of performance for the FreeFlow service and the Customer's production web server, computed from data captured across all regions and hits. Each time will be weighted to reflect peak traffic conditions or "primetime" usage. The primetime period is 10 AM to 7 PM EST. All times recorded during this period will be weighted by a factor of three. If on a given day the Akamai weighted average time exceeds the Customer's weighted daily average time, then the Customer will receive a credit equivalent to fees for that day of service.

3. Outages

         A. An outage is defined as a 12-minute period of consecutive failed attempts by a single agent to "get" a file from the FreeFlow network while succeeding to "get" the test file from the Customer web site. If an outage is identified by this method, the customer will receive a credit equivalent to the fees for the day in which the failure occurred.